Exhibit 10.5

CHASE CORPORATION

RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (the “Agreement”), dated as of                 , is by and between Chase Corporation (“Company”) and                  (“Unit Holder”).

1.             Award.  Pursuant to the terms of the Chase Corporation 2005 Incentive Plan (the “Plan”), effective as of                  (“Grant Date”), the Company hereby grants to the Unit Holder a Targeted award of            Restricted Stock Units subject to the terms and conditions of this Agreement and the Plan. Restricted Stock Units are notational units of measurement denominated in shares of common stock of Chase Corporation, $.10 par value (“Common Stock”).  Each Restricted Stock Unit represents a hypothetical share of Common Stock, subject to the conditions relating to forfeiture and restrictions on transferability set forth below and in the Plan. The Restricted Stock Units shall be credited to the Unit Holder in an unfunded bookkeeping account established for the Unit Holder.

The Restricted Stock Units are subject to a “performance measurement period” based on the actual results of the Company for the fiscal year beginning on                  and ending on                 .  The Targeted performance measure has been set as [Earnings Before Tax (EBT)] of $                .  If the Target is achieved then 100% of the award will paid out subject to the vesting provisions outlined in this agreement.

Additionally a “Threshold” award and a “Stretch” award have also been set.  The Threshold is the minimum point at which an award is earned and the Stretch is performance in excess of the Target as summarized below:

Performance	Measurement / EBT		Measurement as a % of the Target Measurement	Payout % of Target Award
Threshold	$	[ ]	80%	50%
Target	$	[ ]	100%	100%
Stretch	$	[ ]	120%	150%

If the actual results of the performance measurement period fall between the Threshold and the Target the award will be prorated between 50% and 100% of the Targeted award.  If the actual results fall between Target and Stretch, the award will be prorated between 100% and 150%.  Furthermore if the actual results of the performance measurement period exceed 120% of the Target, the award will increase on a similar pro rated basis with no cap on the total award.

Actual results may be adjusted at the sole discretion of the Compensation Committee of the Board of Directors for any non recurring or special items occurring during the year that impacted Revenue or EBT (either positively or negatively) during the measurement period.

2.             Vesting of Restricted Stock Units.  The period of time between the Grant Date and the vesting of Restricted Stock Units (and the termination of restriction thereon) will be referred to herein as the “Restricted Period.”

(a)           Vesting.  The Restricted Stock Units shall vest and become nonforfeitable (provided the Unit Holder’s service with the Company has not terminated at the time of vesting) in accordance with the following schedule:

The Restricted Stock Units will vest on                with adjustments to the vesting of the actual award made in accordance with the following Termination events.

Termination Event	Vesting	Payment in Shares
Retirement	Pro-rated	Paid as scheduled
Voluntary	All shares forfeited	No payment
Without cause	Pro-rated	Paid as scheduled
With cause	All shares forfeited	No payment
Upon change of control	Acceleration at target	Paid at change of control
Death or disability	Pro-rated	Paid as scheduled

When applying this schedule, any fractional units shall be rounded up to the next whole unit, but in the aggregate may not exceed the total number of Restricted Stock Units granted on the Grant Date.  Upon vesting, each Restricted Stock Unit will be converted into one share of Company Common Stock and the Unit Holder will be issued shares of Common Stock equal to the number of Restricted Stock Units held, free of any restrictions.

(b)           Termination of Service.  Upon termination of service from the Company either voluntarily or involuntarily for any reason other than the Unit Holder’s death or disability (as determined by the Administrator and within the meaning of Section 409A of the Code), the Unit Holder shall receive Restricted Stock Units in accordance with the Vesting Schedule above, without the payment of any consideration or further consideration by the Company.  Upon forfeiture, neither the Unit Holder nor any successors, heirs, assigns, or legal representatives of the Unit Holder shall thereafter have any further rights or interest in the unvested Restricted Stock Units or certificates therefor. For purposes of this paragraph, service will be considered as (i) continuing uninterrupted during any bona fide leave of absence approved in writing by the Company and (ii) continuing any change of employment within or among the Company and its subsidiaries as long as the Unit Holder continues to be an employee of the Company or any of its subsidiaries.  If a Unit Holder’s service is terminated as a result of his or death or disability (as determined by the Administrator and within the meaning of Section 409A of the Code), the award of Restricted Stock Units will be pro-rated based on the date service is terminated.

(c)           Acceleration of Vesting.  Notwithstanding the foregoing, upon the consummation of a transaction resulting in a Change in Control of the Company, all unvested Restricted Stock Units shall become vested and nonforfeitable immediately prior to the Change in Control, and all certificates representing such shares of Common Stock shall be delivered to the Restricted Unit Holder upon the Change in Control.

4.             Nontransferability.  This Agreement and the Restricted Stock Units may not be sold, assigned, alienated, transferred, pledged or otherwise encumbered by the Unit Holder, either voluntarily or by operation of law, except by will or the laws of descent and distribution and any attempt to sell, assign, alienate, transfer, pledge or otherwise encumber the same shall be void.

5.             No Rights as a Stockholder.  The Unit Holder shall not be entitled to vote any shares of Common Stock that may be acquired through conversion of Restricted Stock Units to Common Stock, shall not receive any dividends attributed to such shares of Common Stock, and shall have no other rights of a stockholder with respect to the Restricted Stock Units unless and until the Common Stock issuable upon conversion of the Restricted Stock Units has been delivered to the Unit Holder.

6.             No Right to Continued Employment.  This Agreement shall not confer upon the Unit Holder any right with respect to continuance of employment by, or service with, the Company, nor shall it interfere in any way with the right of the Company to terminate the Unit Holder’s service at any time.

7.             Compliance with Law and Regulations.  This Agreement and the obligation of Company to issue and deliver shares of Common Stock upon conversion of the Restricted Stock Units shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required (including without limitation the effective registration or exemption of the issuance of such shares under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws).  Moreover, the Restricted Stock Units shall not be converted to Common Stock if such conversion would be contrary to applicable law.  The Unit Holder hereby confirms that the Unit Holder has been informed that any shares of Common Stock delivered upon conversion of the Restricted Stock Units acquired hereunder may not be resold or transferred unless such shares are first registered under applicable securities laws or unless an exemption from registration is available.  The Company shall in no event be obligated to register any securities for resale pursuant to the Securities Act or to take any other affirmative action in order to cause the issuance or transfer thereof to comply with any law or regulation of any governmental authority.

8.             Adjustment to Common Stock.  In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, the number and class of securities each Restricted Stock Unit shall be convertible into under this Agreement shall be appropriately adjusted and equitable adjusted so as to maintain the proportionate number of shares.

9.             Withholding.  To the extent that the vesting or receipt of the Restricted Stock Units or the lapse of any restrictions results in income to the Unit Holder for federal or state tax purposes, the Unit Holder shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with this Agreement no later than the time of such receipt or lapse, as the case may be.  The Unit Holder may satisfy such tax obligations by delivering to the Company (i) cash in the form of wire transfer or check or (ii) shares of Common Stock, including shares retained from this Agreement, valued at their fair market value as determined by (or in a manner approved by) the Company in good faith or (iii) a combination of (i) and (ii).  The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Unit Holder.

10.           Common Stock Reserved.  The Company shall at all times during the term of this Agreement reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

11.           Governing Law.  This Agreement shall be construed and administered in accordance with and governed by the laws of the Commonwealth of Massachusetts (without giving effect to any conflict or choice of laws provisions thereof that would cause the application of the domestic substantive laws of any other jurisdiction).

12.           Notices.  Any notice hereunder to the Company shall be addressed to the Company at its principal business office, 26 Summer Street, Bridgewater, Massachusetts 02324 and any notice hereunder to the Unit Holder shall be sent to the address reflected on the records of the Company, subject to the right of either party to designate at any time hereafter in writing some other address.

13.           Amendment of Agreement.  The Company may amend, modify or terminate this Agreement, provided that the Unit Holder’s consent to such action shall be required unless the Company determines that the action, taking into account any related action, would not materially and adversely affect the Unit Holder.

14.           Successors and Assigns; No Third Party Beneficiaries.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.  There are no third party beneficiaries of this Agreement.

15.           Provisions of the Plan.  This Agreement is subject to the provisions of the Plan, a copy of which the Unit Holder hereby acknowledges receiving with this Agreement.

16.           Entire Agreement.  This Agreement and the Plan constitute the full and entire understanding and agreement of the parties with regard to the Restricted Stock Units and supersede in their entirety all other prior agreements, whether oral or written, with respect thereto.

17.           Severability.  In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and each provision of this Agreement shall be enforced to the fullest extent permitted by law.

18.           Waivers.  Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

19.           Defined Terms.  Capitalized terms used but not defined in this Agreement will have the meanings specified in the Plan.

IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the         day of                   , 200   .

UNIT HOLDER	CHASE CORPORATION

By:	By:

Signature	Signature

Name:	Name:

Address:	Address: